UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: October 6, 2016
(Date of earliest event reported)

Phillips 66
(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Blvd.
Houston, Texas 77042
(Address of principal executive offices and zip code)

(281) 293-6600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On October 6, 2016, the Board of Directors of Phillips 66 (the “Board”) elected Gary K. Adams and Denise L. Ramos to serve as independent directors on the Board. Mr. Adams and Ms. Ramos were both elected to the class of directors whose terms expire at the 2019 Annual Meeting of Stockholders.

Mr. Adams, 65, is currently the chief advisor of Chemicals for IHS Inc. He started his chemical industry career with Union Carbide. After 15 years of increasingly responsible positions at Union Carbide, Mr. Adams joined Chemical Market Associates Inc. (CMAI). He served as President, CEO and Chairman of the Board of CMAI from 1997 until its acquisition by IHS in 2011. Mr. Adams is a director of Trecora Resources and previously served on the boards of Westlake Chemical Partners LP, from July 2014 to October 2016, and Phillips 66 Partners LP, from September 2013 to August 2016. Mr. Adams will serve on the Human Resources and Compensation Committee and the Public Policy Committee.

Ms. Ramos, 60, was appointed Chief Executive Officer, President and a director of ITT Inc. (formerly ITT Corporation) in October 2011. She previously served as Senior Vice President and Chief Financial Officer of ITT since 2007. Prior to joining ITT, Ms. Ramos served as Chief Financial Officer for Furniture Brands International from 2005 to 2007. From 2000 to 2005, Ms. Ramos served as Senior Vice President and Corporate Treasurer at Yum! Brands, Inc. and Chief Financial Officer for the U.S. division of KFC Corporation. Ms. Ramos began her career in 1979 at Atlantic Richfield Company (ARCO), where she had more than 20 years of business and financial experience serving in a number of increasingly responsible finance positions, including Corporate General Auditor and Assistant Treasurer. Ms. Ramos served on the board of Praxair, Inc., from April 2014 to September 2016. She serves on the Board of Trustees for the Manufacturers Alliance for Productivity and Innovation and is also a member of the Business Roundtable and the Business Council. Ms. Ramos will serve on the Audit and Finance Committee, the Nominating and Governance Committee and the Public Policy Committee.

Mr. Adams and Ms. Ramos will receive compensation in accordance with plans and programs more fully described in the proxy statement filed in connection with the 2016 Annual Meeting of Stockholders under the heading “Non-Employee Director Compensation.”

Neither Mr. Adams nor Ms. Ramos was appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Adams or Ms. Ramos that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: October 7, 2016	By:	/s/ Paula A. Johnson
Paula A. Johnson Executive Vice President, Legal, General Counsel and Corporate Secretary

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